UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2011

Xsovt Brands, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-53373	20-1226081
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

18-B Neal Court Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 740-2929

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2011, the Board of Directors of the Xsovt Brands, Inc. (the “Company”) appointed Arthur E. (Arte) Nathan as Executive Vice President and Chief People Officer of the Company.  Mr. Nathan will be responsible for establishing and managing all human resource protocols and procedures for the Company, including hiring, training and employee relations, and will also assist the Company’s President and Chief Executive Officer in directing the overall business operations of the Company.  Mr. Nathan’s biographical information appears below:

Arthur E. (Arte) Nathan, 60, was appointed as the Company’s Executive Vice President and Chief People Officer on February 9, 2011.  Mr. Nathan is one of the foremost human resource professionals in the United States.  From 2009 to the present, he has acted as the President and Chief Operating Officer of Strategic Development Worldwide, a management consulting firm.  From 1983 to 2006, Mr. Nathan directed the human resources programs for casino impresario Steve Wynn, rising to the position of Senior Vice President and Chief of Human Resources for Wynn Resorts, Ltd. (NASDAQ:WYNN).  During his tenure with Wynn, Mr. Nathan developed and implemented human resource programs at properties including the Golden Nugget, Mirage, Treasure Island, Bellagio and the Wynn Resorts properties in Las Vegas and Macau.  From 2006 to 2009, he served as Vice President of Human Resources of the Resort Property Division of The Irvine Company, a privately held real estate investment company.  Mr. Nathan has been granted the Award for Professional Excellence by the Society of Human Resource Management and has chaired the Nevada Governor’s Workforce Investment Board. He currently also serves on the Advisory Boards of the Cornell School of Industrial and Labor Relations the Collins College of Hospitality Management at Cal Poly Pomona.  Mr. Nathan holds a B.S. degree in Industrial and Labor Relations from Cornell University.

Also on February 9, 2011, the Company and Mr. Nathan executed an offer letter setting for the terms of Mr. Nathan’s employment with the Company.  Such offer letter is subject to the execution of a definitive employment agreement.  The terms of Mr. Nathan’s compensation and benefits are set forth in such offer letter, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated February 9, 2011, between the Company and Arthur E. Nathan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2011	XSOVT BRANDS, INC.

	By:	/s/ Avi Koschitzki
Name: Avi Koschitzki
Title: President and Chief Executive Officer